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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K





                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 22, 1999

                              FLORSHEIM GROUP INC.
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                 (Exact Name of Registrant Specified in Charter)

       Delaware                     1-13474                    36-3520923
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    (State or Other               (Commission                 IRS Employer
    Jurisdiction of               File Number)             Identification No.)
    Incorporation)



              200 North LaSalle Street
                 Chicago, Illinois                                60601
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       (Address of Principal Executive Offices)                  Zip Code


           REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (312) 458-2500

                                (not applicable)
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         (Former Name and Former Address, if Changed Since Last Report)


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ITEM 5.     OTHER EVENTS.

       On June 22, 1999, Florsheim Group Inc. issued a press release, the text of which follows:

            The Board of Directors of Florsheim Group Inc. announced today the resignation of Charles J. Campbell as Chairman, President and Chief Executive Officer, and as a director of the Company.

            The Board said that L. David Sanguinetti, Executive Vice President and Chief Operating Officer, and Richard Anglin, Executive Vice President and Chief Financial Officer, have assumed his responsibilities and will constitute the Office of the President.

            "David and Rick have been intimately involved in setting the current direction of Florsheim, which has resulted this year in an excellent performance. They have the background and experience to operate Florsheim for maximum efficiency, directing its activities and assuring that our employee and customer needs are met. They have our full support," said the Board.

            The Board said it wished Mr. Campbell well. "Our paramount concern at present is to assure our employees that we continue to have their best interests and well being in mind, that our shareholders are well served, and that Florsheim continues to provide its customers with exemplary products and service. Florsheim is a company with a tradition of excellence, and the new management team, we are confident, will continue to move the Company forward," the Board commented.

            In addition, the Company also reported that it is no longer working with its financial advisor on a previously announced assignment to evaluate and recommend financial and strategic alternatives for Florsheim.





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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         FLORSHEIM GROUP INC.


                         By:/s/ Richard J. Anglin
                            ----------------------------------------------------
                            Richard J. Anglin
                            Executive Vice President and Chief Financial Officer


June 23, 1999